UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________________
FORM 8-K/A
Amendment No. 1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 26, 2024
PAYLOCITY HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-36348	46-4066644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1400 American Lane
Schaumburg, Illinois 60173
(Address of principal executive offices, including zip code)
(847) 463-3200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PCTY	The NASDAQ Global Select Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 1, 2024, Paylocity Holding Corporation (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”), announcing that the Board of Directors of the Company (the “Board”) appointed Steven R. Beauchamp as Executive Chairman of the Board, effective August 5, 2024. The Company is filing this Amendment No. 1 to the Original Form 8-K (this “Amendment No. 1”) to provide additional information regarding material changes to Mr. Beauchamp’s compensation that had not been determined at the time of the filing of the Original Form 8-K.
On August 15, 2024, the Compensation Committee of the Board determined that in his role as Executive Chairman, the target value of Mr. Beauchamp’s fiscal year 2025 equity awards will be reduced to $2,000,000 in the form of: 50% time-based vesting restricted stock units (“RSUs”); 17% market stock units (“MSUs”) that may be earned based on the Company’s total stockholder return as compared to the Russell 3000 Index; and 33% in the form of performance stock units (“PSUs”) that may be earned based on the Company’s achievement of performance against fiscal year recurring and other revenue targets.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYLOCITY HOLDING CORPORATION

Date: August 19, 2024	By:	/s/ Ryan Glenn
Ryan Glenn
Chief Financial Officer